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                                                                  EXHIBIT 10.48


                                  S.L.I., INC.

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 11 day of September, 1998, by and between S.L.I, Inc. a Massachusetts corporation with its principal place of business at 500 Chapman Street, Canton, Massachusetts (hereinafter referred to as the "Company"), and FRED HOWARD, of 41 Forest Lane, Boxford, Massachusetts, (hereinafter referred to as the "Employee").

WHEREAS, the Company is engaged in the business of manufacturing and selling miniature and regular lighting fixtures worldwide;

WHEREAS, the Company wishes to employ the Employee as its Executive Vice President for a term of two (2) years commencing on October 1, 1998 and terminating on October 1, 2000, and the Employee desires to act as the Executive Vice President for the Company fix a term of two (2) years commencing on October 1, 1998 and terminating on October 1, 2000, and upon the further terms and conditions set forth in this Agreement.

NOW, THEREFORE, In consideration of the foregoing premises and the covenants set for below, the Company and the Employee agree as follows:

1.       PURPOSES

The purpose of this Agreement is to set forth the intentions of the parties during the two (2) year employment term running from October 1, 1998 to October 1, 2000.

2.       TERM

The term of this Agreement shall be for two (2) years beginning on October 1, 1998 and ending on October 1, 2000.

3.       SALARY

The Company covenants and agrees to pay to the Employee, as salary, the lump-sum of one hundred seventy five thousand and XX/100 ($175,000.00) dollars per year payable to the Employee as follows:

         o the sum of one hundred seventy-five thousand and XX/100 ($175,000.00) dollars payable in four payments of $43,750.00, starting on October 1, 1998 and continuing in each subsequent three month period totaling $175,000 for the twelve months.





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         o        the sum of one hundred seventy-five thousand and XX/100
                  ($175,000.00) dollars payable in four payments of $43,750.00, starting on October 1, 1999 and continuing in each subsequent three month period totaling $175,000 for the twelve months.

In the event of the Employee's death or termination from employment with the Company, this Agreement shall terminate without recourse to either the Company (or its successors) or the Employee or the Employee's heirs and assigns.

4.       BONUS

The employee's work performance shall be measured by objectives to be determined by both the Company and the Employee. The Company covenants and agrees to pay the Employee the sum of fifty thousand and XX/100 ($50,000.00) dollars each year as a bonus upon the Employee meeting the agreed upon objectives.

5.       STOCK OPTIONS

The Company agrees to grant the Employee eighty thousand (80,000) stock options at the closing price as determined by the New York Stock Exchange as of September 11, 1998. Said stock options shall be exercisable as follows:

         o Forty thousand (40,000) to be available to the Employee on October 1, 1999, and

         o Forty thousand (40,000) to be available to the Employee on October 1, 2000.

In the event of the Employee's death or termination from employment with the Company, the stock options of that year shall be prorated in favor of the Employee or the Employee's heirs and assignee.

In the event of either a change in ownership of the Company or the death of its President, FRANK WARD, all eighty thousand (80,000) stock options may be exercised immediately or within two (2) years by the Employee at the Employee's discretion.

At present, the employee has twenty thousand (20,000) stock options. As an incentive to the Employee, ten thousand (10,000) stock options of these twenty thousand (20,000) stock options shall vest to the Employee on October 1, 1998 (the commencement of this Agreement) at the September 11, 1998 price.




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6.       BUSINESS EXPENSES

The Company agrees to reimburse the Employee for all normal and customary expenses incurred by him in the course of doing business for the Company.

7.       AUTOMOBILE

The company, at its own expense, agrees to provide the Employee with a Company car during the term of the Agreement.

8.       CORPORATE EXISTENCE

The Company warrants to the Employee that it is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts.

9.       LEGALITY

This Agreement constitutes a legal, valid and binding obligation by and between the Company and the Employee and it is enforceable in accordance with its terms.

10.      GOVERNING LAW

This Agreement has been created and is executed in the Commonwealth of Massachusetts. All questions concerning the meaning, interpretation, and intention of the terms and provisions of this Agreement, and concerning its validity, construction, and effect, shall be governed by , interpreted, judged and resolved in accordance with the laws of the Commonwealth of Massachusetts.

11.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, which together shall constitute one document.

12.      SEVERABILITY

If any provision or provisions of this Agreement shall be held for any reason invalid or unenforceable, the remaining provisions shall nonetheless be valid and enforceable provisions.

13.      READINGS

All Article headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or intent of this Agreement or, any provision thereof.




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14.      ENTIRE AGREEMENT

THIS INSTRUMENT CONTAINS THE ENTIRE AND EXCLUSIVE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDES AND TERMINATES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS OR UNDERSTANDINGS, WHETHER ORAL OR WRITTEN. THIS AGREEMENT MAY NOT BE AMENDED OR MODIFIED, EXCEPT BY A WRITING EXECUTED BY THE COMPANY AND THE EMPLOYEE.

IN WITNESS WHEREOF, we hereunto set our hands and seals this 11 day of September 1998.


S.L.I., INC.                              EMPLOYEE


BY: /s/ Frank Ward                        BY: /s/ Fred Howard
   ----------------------------------        ----------------------------------
        FRANK WARD, President                     FRED HOWARD






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